Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

September 10, 2025

Fox Corporation

1211 Avenue of the Americas

New York, New York, 10036

Ladies and Gentlemen:

We have acted as counsel to Fox Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale by certain stockholders of the Company (the “Selling Stockholders”) of an aggregate of 16,835,016 shares (the “Shares”) of the Company’s Class B common stock, par value $0.01 per share, pursuant to the underwriting agreement, dated as of September 8, 2025 (the “Underwriting Agreement”), among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC, as underwriter.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Registration Statement on Form S-3 filed on August 11, 2023 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) and the form of prospectus included therein; (ii) the Prospectus Supplement dated September 8, 2025 (the “Prospectus Supplement”) which forms a part of the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on March 18, 2019; (iv) the Amended and Restated Bylaws of the Company dated March 19, 2019; (v) the resolutions of the Board of Directors of the Company (the “Board”) pursuant to which the Shares were authorized to be issued, dated as of March 14, 2019, that were duly adopted by the Board of Directors of the Company; (vi) the resolutions adopted by the Board, dated June 13, 2023, pursuant to which each of the Registration Statement, the form of prospectus included therein and the Prospectus Supplement was authorized to be filed; and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered or issued as contemplated by the Registration Statement and the Prospectus Supplement, (ii) the Company has filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement and Prospectus Supplement by reference and (iii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the issuance of the Shares has been duly authorized and the Shares are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Company’s Current Report on Form 8-K relating to the Prospectus Supplement and to the reference to our firm therein. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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